                                                                Exhibit 10.18(b)


                        FIRST AMENDMENT TO NOTE PURCHASE
                             AND EXCHANGE AGREEMENT


         This FIRST AMENDMENT (this "First Amendment") is made as of this 29th day of March 1993, between Falcon Telecable, a California limited partnership (the "Company") and The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America (the "Purchasers").

         WHEREAS, by a Note Purchase and Exchange Agreement dated as of October 21, 1991 (the "Agreement"), between the Company and The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, the Company issued its 11.56% Series A Subordinated Notes due March 31, 2001 and its 11.56% Series B Subordinated Notes due March 31, 2001 (collectively, the "Notes"); and

         WHEREAS, the Purchasers are the holders of the entire outstanding principal amount of the Notes; and

         WHEREAS, the Company and the Purchasers wish to amend the Agreement and the outstanding Notes as set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants set out herein, the parties hereto agree as follows:

         1. Exhibits A and B and all outstanding Notes are amended to provide that the interest rate set forth in the penultimate sentence of the first paragraph thereof is amended to be thirteen and fifty-six one hundredths percent (13.56%) per annum.

         2. Section 7 is amended by adding the following as Section 7.19:

                           7.19 Compliance with Bank Credit Agreement. The
                  Company shall comply, and shall cause the Restricted Companies to comply, with each of the covenants contained in Section 8 of the Bank Credit Agreement (other than Sections 8.5.2 and 8.15) as in effect on the Amendment Closing Date (except as such covenants may be amended pursuant to section 7.20 below, other than those set forth in the immediately following paragraph), a copy of which is attached hereto as Exhibit E. All references therein to

                  Lenders, Managing Agents and similar Persons shall be deemed, for purposes of this Agreement, to be the holders of the Notes.

                  For purposes of this Agreement, the incorporated provisions of Sections 8.5.1, 8.5.3 and 8.5.4 of the Bank Credit Agreement (as defined in
Section 8 below) are amended to read as follows and shall not be subject to amendment or modification without the consent of the holders of the Notes:

                           Consolidated Total Debt to Consolidated Annualized
                  Cash Flow. Consolidated Total Debt shall not on any date exceed the percentage indicated in the table below of Consolidated Annualized Cash Flow for the period of three consecutive months then most recently ended for which financial statements have been (or are required to have been) furnished in accordance with Section 8:


Date                                                               Percentage
----                                                               ----------
Prior to January 1, 1994                                              675%
January 1, 1994 through
     June 30, 1994                                                    650%
July 1, 1994 through
     December 31, 1994                                                625%
January 1, 1995 through
     June 30, 1995                                                    600%
July 1, 1995 through
     December 31, 1995                                                575%
January 1, 1996 through
     June 30, 1996                                                    525%
July 1, 1996 through
     December 31, 1996                                                500%
January 1, 1997 and thereafter                                        450%

                           Consolidated Annualized Cash Flow to Consolidated Pro
                  Forma Debt Service. As of the last day of each month, Consolidated Annualized Cash Flow for the period of three consecutive months ended on such date shall exceed the following percentage of Consolidated Pro Form Debt Service for the period of twelve consecutive months beginning immediately after such date: (a) prior to July 1, 1998, 115% and (b) July 1, 1998 and thereafter, 105%.

                           Consolidated Cash Flow Plus Cash and Cash Equivalents
                  to Consolidated Fixed Charges. As of the last day of each month commencing March 31, 1994, the sum of (a) Consolidated Cash Flow for the period of 12 consecutive months ended on such date plus (b) the lesser of (i) cash and Cash Equivalents owned by the Restricted Companies as of such date determined in accordance with GAAP on a Consolidated basis or (ii) $1,000,000 shall exceed 100% of Consolidated Fixed Charges for such period.

         3. Section 7 of the Agreement (other than Sections 7.18, 7.19, 7.20 and 7.21) is deleted, without affecting the numbering of any other Sections.

         4. Section 7 of the Agreement is amended by adding the following as Sections 7.20 and 7.21:

                           7.20 Amendments to Bank Credit Agreement and Bank
                  Pledge Agreement. The Company shall not enter into or consent to any amendment or waiver of the terms of the Bank Credit Agreement, the Bank Obligations or the Bank Pledge Agreement which would materially interfere with the ability of the Company to pay the principal, interest and premium on the Notes when due and payable.

                           7.21 Execution of Guaranty and Subordination
                  Agreements. In the event that any Person shall become obligated as a borrower or guarantor in respect of any of the Bank Obligations after the Amendment Closing Date, the Company shall cause such Person to execute and deliver to the holders of the Notes (a) a guaranty of the obligations under the Subordinated Notes and this Agreement, in substantially the form of the Guaranty Agreement; and (b) a subordination agreement substantially in the form of the Subordination Agreement.

         5. Section 9 of the Agreement is amended as follows:

                  (a)      Section 9.1(a) is amended to read as follows:

                           (a) any payment or prepayment of principal of, or any
                  payment of premium, if any, on any Note, or any payment due under Section 12.8, is not made on or before the date such payment or prepayment is due;

                  (b) Section 9.1(c) is amended to read as follows:

                           (c) the Company fails to perform or observe any
                  covenant or condition contained in Section 2.2, Section 7.20,
                  Section 7.21, or, to the extent resulting from a failure to comply with Section 8.5 through Section 8.12, inclusive,
                  Section 8.14, Section 8.15 or Section 8.17 of the Bank Credit Agreement (as and to the extent modified and incorporated herein);

                  (c) Section 9.1(d) is amended to read as follows:

                           (d) (i) the Company fails to comply with any other
                  provision of this Agreement or the Notes, or if a default or Event of Default occurs under the Guaranty Agreement or the Subordination Agreement, in each case not constituting an Event of Default under clauses (a), (b) or (c) above, and such failure, default or Event of Default continues for 30 days after notice thereof has been given to the Company by the holder of any Note or (ii) the Guaranty Agreement is terminated or revoked or becomes or is declared invalid, in whole or part, with respect to any Guarantor;

                  (d) Sections 9.1(f), (h) and (i) are deleted and Sections 10.1.5, 10.1.6, 10.1.8 and 10.1.9 of the Bank Credit Agreement are incorporated into Section 9 of the

Agreement by reference; such provisions are subject to amendment or modification only with the consent of the holders of the Notes.

         6. Section 10 of the agreement is amended as follows:

                  (a) Section 10.2(a) is amended to read "(a) the Bank Credit Agreement and interest rate protection agreements..."

                  (b) The following is added as Section 10.3(c):

                           (c) Upon the happening of an event of default, or any
                  event or condition which with the passage of time or notice or both would constitute an event of default, with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been remedied or waived in writing or shall cease to exist, no holder of any Subordinated Debt shall accelerate such Subordinated Debt or exercise any judicial or non-judicial remedy with respect to such Subordinated Debt for a period of 120 days after receipt of written notice of such event of default from a holder of any class of Senior Debt, provided that only two such notices shall be given pursuant to the terms of this Section 10.3(c) in any twelve consecutive calendar months by the holders of any class of Senior Debt and provided, further, that the limitations set forth in this Section 10.3(c) shall not extend for more than 180 days during any twelve consecutive calendar months. The limitations set forth in this Section 10.3(c) shall not be applicable (i) during any period after the Senior Debt shall have been accelerated or (ii) if Section 10.4 hereof shall then be applicable.

         7. Section 10.6 of the Agreement is amended by adding the following:
"The provisions of this Section 10.6 are subject to the provisions of Section
10.3 hereof."

         8. Section 11.1 of the Agreement is amended by incorporating by reference each of the definitions set forth in Section 1 of the Bank Credit Agreement (as defined in this Section 11 below) as in effect on the Amendment Closing Date (as defined in this Section

11 below) (except as such definitions are amended pursuant to Section 7.20 of the Agreement) to the extent such definitions are referred to in, or are necessary to construe or further define, the provisions and terms of the Bank Credit Agreement incorporated herein, provided, that, all references therein to Lenders, Administrative Agent, Co-Agents, Documentation Agent or similar Persons shall be deemed, for purposes of this Agreement, to be the holders of Notes. To the extent that any definition so incorporated by reference from the Bank Credit Agreement shall conflict with, or be inconsistent with, any existing definition in the Agreement, the definition so incorporated by reference shall prevail. In addition, the following are added or substituted for existing definitions:

                  "Bank Credit Agreement" means the Credit Agreement dated as of March 17, 1993 among the Company and other borrowers and guarantors thereunder, the banks signatory thereto as lenders and The First National Bank of Boston and The First National Bank of Chicago, as managing agents, a copy of which is attached hereto as Exhibit E, as amended, supplemented or otherwise modified from time to time, including any amendment, supplement or modification to effect the refunding or refinancing of the indebtedness outstanding thereunder.

                  "Bank Pledge Agreement" means the Pledge and Subordination Agreement dated as of March 29, 1993 among Holding, L.P., Holding, Inc., the Guarantors and The First National Bank of Boston, as documentation agent, as amended, supplemented or otherwise modified from time to time, including any amendment, supplement or modification to reflect the refunding or refinancing of the indebtedness outstanding under the Bank Credit Agreement.

                  "Amendment Closing Date" means the date described in Section 10 of the First Amendment.

                  "Guarantors" means each of the Company, Falcon Cable Media, a California limited partnership, Falcon Media Investors Group, L.P., Falcon Community Cable, L.P., Falcon Community Ventures I Limited Partnership, Falcon Investors Group, Ltd, a California limited partnership, Falcon Telecable Investors Group, a California limited partnership, Falcon Cablevision, a California limited partnership, and Falcon Community Investors, L.P.

                  "Guaranty Agreement" means the Guaranty Agreement dated as of March 29, 1993, among each of the Guarantors and the Purchasers.

                  "First Amendment" means that certain First Amendment to Note Purchase and Exchange Agreement dated as of March 29, 1993 between the Company and the Purchasers.

                  "Subordination Agreement" means the Subordination Agreement dated as of March 29, 1993 among Holding, L.P., Holding, Inc., the Guarantors and the Purchasers.

                  "Cablevision Subordinated Notes" means any 12-5/8% Subordinated Notes due December 31, 1995 and/or 12% Subordinated Notes due December 31, 1995 issued by Falcon Cablevision, a California Limited Partnership, pursuant to that certain Note Purchase and Exchange Agreement, dated as of September 15, 1988, with the Purchasers.

         There is hereby added to the Agreement a new Exhibit E which shall be in the form of Exhibit A to this First Amendment. The Bank Credit Agreement is set forth in Exhibit A to this First Amendment.

         9. The Agreement is amended by adding the following as Section 12.6:

                           Section 12.6 Increased Capital Adequacy Compensation.
                  If any holder of Notes shall have determined that on or after the Amendment Closing Date an Insurance Regulatory Triggering Event shall have occurred and, as a consequence thereof, Applicable Insurance Regulations would require such holder to

                  (a) increase its contribution to any then applicable asset valuation reserve maintained by such holder in respect of the Notes over what such holder would have otherwise been required by Applicable Insurance Regulations to contribute to such reserve if such Insurance Regulatory Triggering Event shall not have occurred (any such incremental increase in such contribution with respect to an Insurance Regulatory Triggering Event is herein referred to as an "Incremental AVR Contribution Increase"),

                  (b) increase the contribution imputed by Applicable Insurance Regulations of such Notes to the risk based capital of such holder over what such contribution would have otherwise been imputed under Applicable Insurance Regulations (any such incremental increase in such imputed contribution with respect to an Insurance Regulatory Triggering Event is herein referred to as an "Incremental RBC Contribution Increase"), and/or

                  (c) suffer the imposition of an increase in any other capital maintenance, capital ratio or similar requirement under Applicable Insurance Regulations in respect of the Notes, as an investment of such holder (any such increase with respect to an Insurance Regulatory Triggering Event is herein referred to as an "Incremental Capital Imposition") (with respect to any Insurance Regulatory Triggering Event, the Incremental AVR Contribution Increase, the Incremental RBC Contribution Increase and the Incremental Capital Imposition in respect thereof are herein referred to, in the aggregate, as the "Incremental Capital Adequacy Increase"), the Company shall, upon receipt (from time to time) of a written demand from such holder, promptly pay to such holder compensation in an amount, determined by such holder in good faith for each Insurance Regulatory Triggering Event occurring after the Amendment Closing Date and still subsisting at the time of such demand, equal to the Incremental Capital Adequacy Increase in respect of such Insurance Regulatory Triggering Event.

         In determining such compensation, such holder may use reasonable averaging and attribution methods and may disregard adjustments for portfolio size provided for by Applicable Insurance Regulations. A certificate of an officer of such holder setting forth the amount of compensation to be paid to it in respect of any demand under this Section 12.6 shall, in the absence of manifest error, be conclusive. Any such compensation amounts not paid within 10 days of delivery of the demand in respect thereof shall bear interest at a rate per annum of 13.56% from and including the date of delivery of such demand to (but excluding) the date of payment, provided, that if the payment of any such compensation amounts would cause an "event of default" in respect of the Senior Debt or, if at the time of payment of any such compensation amounts, an "event of default" in respect of the Senior Debt shall exist, the Company shall pay such compensation amounts by promptly delivering, to such holder, its additional Series B Subordinated Notes in an aggregate principal amount equal to the aggregate of such compensation amounts, which additional Notes, contrary provisions of this Agreement notwithstanding, shall be prepayable without premium.

         For purposes of determining the compensation amount to be paid under this Section 12.6, "Notes" shall mean the Notes issued hereunder and held by such holder and any Cablevision Subordinated Notes held by such holder, provided that the Company shall only be obligated to pay to such holder the ratable portion of such compensation amounts based upon the principal amounts outstanding under the Notes.

         For purposes of this Section 12.6 the following terms shall be defined as follows:

         Applicable Insurance Regulations - means

                  (a) any applicable law, governmental rule, regulation or order regarding asset valuation reserves or capital adequacy in respect of insurance companies,

                  (b) any interpretation or administration thereof by any governmental authority, insurance department, the National Association of Insurance Commissioners (including, without limitation, the Securities Valuation Office thereof) or any other comparable governmental or quasi-governmental agency charged with the interpretation or administration of asset valuation reserves or capital adequacy or promulgating or establishing insurance statutory financial reporting standards, or

                  (c) any request or directive regarding asset valuation reserves, capital adequacy or classification or presentation of investments in connection with statutory financial reporting standards and requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such governmental authority, insurance department, the National Association of Insurance Commissioners or other comparable governmental or quasi-governmental agency.

         Capital Adequacy Notice - with respect to any holder of Notes means a written notice delivered by such holder to the Company informing the Company of the occurrence of an Insurance Regulatory Triggering Event and the necessary prepayment to be made in respect of such Notes and/or the Cablevision Subordinated Notes required to cause such Notes to no longer meet the requirements of clause (b) of the definition of "Insurance Regulatory Triggering Event." Such notice shall also provide a pro forma calculation of any Incremental Capital Adequacy Increase in respect of such Insurance Regulatory Triggering Event.

         Insurance Regulatory Triggering Event - with respect to any holder of Notes which is an insurance company means a rating given to the Notes by the National Association of Insurance Commissioners or any other rating agency of national reputation and standing, if, but only if,

                           (a) any such rating results in the Notes having a
                  rating below a so-called "NAIC-2" (or any equivalent rating in respect thereof),

[PAGES 8 AND 9 MISSING]

         11. Each party hereby represents to the other that the individuals executing this First Amendment on its behalf are the duly appointed signatories of the respective parties to this First Amendment and that they are authorized to execute this First Amendment by or on behalf of the respective party for whom they are signing and to take any and all action required by the terms of the First Amendment.

         12. Except as amended hereby, the Agreement remains unchanged and, as amended hereby, the Agreement remains in full force and effect. The Company hereby reaffirms all of its obligations and undertakings under the Agreement, as amended hereby, and the Notes (as such term is defined in the Agreement), as amended hereby. All references to the Agreement, the 11.56% Series A Subordinated Notes (as defined in the Agreement) and the 11.56% Series B Subordinated Notes (as defined in the Agreement) shall mean the Agreement and such Notes as amended by this First Amendment.

         13. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute an agreement, notwithstanding that all of the parties are not signatories on the same date or the same counterpart. A signature page may be detached from one counterpart when executed and attached to another counterpart.

                     [Remainder of page intentionally blank;
                          next page is signature page]

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Note Purchase and Exchange Agreement as of the date first written above.

                                   FALCON TELECABLE, A CALIFORNIA
                                   LIMITED PARTNERSHIP

                                   By:      Falcon Investors
                                            Group, Ltd., a California
                                            Limited Partnership, its
                                            General Partner

                                   By:      Falcon Holding Group, Inc.,
                                            a California Corporation,
                                            its General Partner


                                   By:      /s/ Stanley S. Ifskowitch
                                            Stanley S. Ifskowitch
                                            Executive Vice President


                                   THE MUTUAL LIFE INSURANCE
                                   COMPANY OF NEW YORK


                                   By:          /s/ Peter W. Oliver
                                                Peter W. Oliver
                                                Managing Director


                                   MONY LIFE INSURANCE COMPANY
                                   OF AMERICA


                                   By:          /s/ Peter W. Oliver
                                                Peter W. Oliver
                                                Authorized Agent